American Tower’s Offer to Amend American Tower’s Offer to Amend Certain Stock Options Certain Stock Options Employee Meetings 2006 Exhibit (a)(1)(j)

2 Goals of this Meeting Goals of this Meeting H Understand – The §409A tax issue – American Tower’s Offer to Amend Certain Options – Your choices H Review Next Steps

Why are You Here?
Why are You Here?
1) You hold options that were issued with an
exercise price lower than the fair market
value on the date of grant.
2) You could be subject to adverse tax
consequences if these options are not
corrected.
3) American Tower would like to correct these
options but can’t do it without you.

4 Why are You Here? Why are You Here? The purpose of this meeting is to explain the correction to you and invite you to participate.

What is the Adverse Tax What is the Adverse Tax Treatment? Treatment? §409A

What does §409A do?
What does §409A do?
H
Recently enacted changes to §409A of the Internal
Revenue Code impose adverse tax consequences on
certain stock option grants.
H
These changes apply to certain stock option grants that
the Special Committee found had exercise prices lower
than the FMV on the legal grant date of the option.
H
What are the consequences of §409A?
–
Potential income taxation at time of vesting (i.e.,
prior to exercise)
–
20% additional tax
–
Interest penalty

American Tower’s Offer to Amend American Tower’s Offer to Amend Certain Options Certain Options

What is the Offer?
What is the Offer?
Eligible Employees with Eligible Options
1) Amend option to increase the option exercise price
AND
2) Provide cash $$ payment in January 2007 equal to
the difference between the new exercise price and
original exercise price, multiplied by the number of
shares subject to the option
Only options affected by §409A are eligible for this offer.

What is the Offer Intended to do?
What is the Offer Intended to do?
1) The increased exercise price is intended to eliminate
adverse tax consequences under §409A.
2) The cash $$ payment is intended to compensate you
for the increased exercise price.
The purpose of the Offer is to minimize
the impact of §409A

10 Eligible Employees Eligible Employees H Must be an employee as of the close of the Offer (December 28, 2006, unless extended). H Must hold eligible options. H Subject to U.S. taxation.

Which Options are Eligible? Which Options are Eligible?

Are all Options Eligible?
Are all Options Eligible?
H
Not all options are eligible for the Offer.
H
Only affected options that are unexercised and
outstanding at the time of the Offer are eligible.
H
You may hold eligible and ineligible options
(i.e., affected and non-affected options).
H
Ineligible (non-affected) vested options may be
exercised according to the plan and subject to
the Anti-Insider Trading Policy.

Which Options are Eligible?
Which Options are Eligible?
Only options that were issued on
these dates and that meet the
eligibility requirements are
eligible options for purposes of
the tender offer.
H
10/4/2002
H
11/14/2002
H
12/9/2002
H
2/04/2002
H
2/23/2004
H
4/1/2005
H
8/8/2005
Please refer to your personal Addendum

How does the Offer Work?
How does the Offer Work?
1) Amend options to increase the option price
1) Tender your affected options through the program
2) Amended options will be issued to you with a new exercise price
3) ISOs become Non Qualified Options
4) All other terms will remain the same (including the number of shares, vesting schedule and expiration date)
&
2) Receive Cash Payment $$
–
Equal to the difference between the new exercise price and
original exercise price, multiplied by the number of
unexercised shares subject to the option
–
All cash payments to be made in January 2007

What are the New Option Prices?
What are the New Option Prices?
Option
Date
Original
Option
Exercise Price
Revised
Grant Date
Revised
Option
Exercise Price
Price
Differential
10/4/2002 $1.07 2/26/2003 $4.70 $3.63
11/14/2002 $1.55 2/26/2003 $4.70 $3.15
12/9/2002 $3.04 12/11/2002 $3.60 $0.56
2/4/2004 $11.19 2/17/2004 $12.29 $1.10
2/23/2004 $10.68 5/7/2004 $13.14 $2.46
4/1/2005 $18.15 8/9/2005 $22.43 $4.28
8/8/2005 $22.20 8/9/2005 $22.43 $0.23

Example I
Example I
Option
Date
Original Option
Exercise Price
Revised
Grant Date
Revised Option
Exercise Price
Price
Differential
10/4/2002 $1.07 2/26/2003 $4.70 $3.63
11/14/2002 $1.55 2/26/2003 $4.70 $3.15
12/9/2002 $3.04 12/11/2002 $3.60 $0.56
2/4/2004 $11.19 2/17/2004 $12.29 $1.10
2/23/2004 $10.68 5/7/2004 $13.14 $2.46
4/1/2005 $18.15 8/9/2005 $22.43 $4.28
8/8/2005 $22.20 8/9/2005 $22.43 $0.23

Example  I
Example  I
Option
Number
Option
Date
Number of
Shares Subject
to Option
Original
Option
Exercise
Price
Revised
Option
Exercise
Price
Cash
Payment
01236 02/23/04 500 $10.68 $13.14 $1,230.00
$13.14 - $10.68 = $2.46
500 * 2.46 = $1,230*
*Less applicable withholding taxes.

How Does the Offer Work?
How Does the Offer Work?
H
Original Option Grant:
–
500 Options - ISO
–
Granted on 2/23/2004
–
250 options vested
–
Exercise price $10. 68
–
Zero Options have been
exercised
H
Amended Option:
–
New Option Price $13.14
–
500 options - NQO
–
Date for vesting remains –
2/23/2004
H
Amount of Payment in January
–
Price Differential $2.46
($13.14-10.68)
–
$ 1,230
500*$2.46 = $1,230*
* Less applicable withholding taxes.

Example II
Example II
Option
Date
Original Option
Exercise Price
Revised
Grant Date
Revised Option
Exercise Price
Price
Differential
10/4/2002 $1.07 2/26/2003 $4.70 $3.63
11/14/2002 $1.55 2/26/2003 $4.70 $3.15
12/9/2002 $3.04 12/11/2002 $3.60 $0.56
2/4/2004 $11.19 2/17/2004 $12.29 $1.10
2/23/2004 $10.68 5/7/2004 $13.14 $2.46
4/1/2005 $18.15 8/9/2005 $22.43 $4.28
8/8/2005 $22.20 8/9/2005 $22.43 $0.23

Example II
Example II
Option
Number
Option
Date
Number of
Shares Subject
to Option
Original
Option
Exercise
Price
Revised
Option
Exercise
Price
Cash
Payment
01236
02/23/04
250
$10.68
$13.14
$615
$13.14 - $10.68 = $2.46
250 * 2.46 = $615*
*Less applicable withholding taxes.

Example III
Example III
Option
Date
Original Option
Exercise Price
Revised
Grant Date
Revised Option
Exercise Price
Price
Differential
10/4/2002 $1.07 2/26/2003 $4.70 $3.63
11/14/2002 $1.55 2/26/2003 $4.70 $3.15
12/9/2002 $3.04 12/11/2002 $3.60 $0.56
2/4/2004 $11.19 2/17/2004 $12.29 $1.10
2/23/2004 $10.68 5/7/2004 $13.14 $2.46
4/1/2005 $18.15 8/9/2005 $22.43 $4.28
8/8/2005 $22.20 8/9/2005 $22.43 $0.23

Example III
Example III
Option
Number
Option
Date
Number of
Shares Subject
to Option
Original
Option
Exercise
Price
Revised
Option
Exercise
Price
Cash
Payment
02569
11/14/02
300
$1.55
$4.70
$945
$1.55 - $4.70 = $3.15
300 * 3.15 = $945*
*Less applicable withholding taxes.

What if I Do Nothing? What if I Do Nothing?

What if I Do Nothing?
What if I Do Nothing?
H
If you choose NOT to participate:
– You will NOT receive amended options
– You will NOT receive a cash payment
– Your affected options will remain subject to
adverse tax consequences
– You will NOT be reimbursed for adverse tax
consequences

What if I Do Nothing?
What if I Do Nothing?
H
Tax consequences:
–
Income taxation prior to exercise
if “in the
money”
– 20% additional tax on income amount
– Interest penalty
H
Will occur each year until exercise or expiration of
the discounted options.

Example-
Example-
§409A
§409A
Estimated Impact
Estimated Impact
H
Facts:
–
Number of options: 500
–
Original Option Strike Price: $10.68
–
Option Grant Date: Feb. 23, 2004
–
Option Vesting Date: Feb. 23, 2007
–
Value at Vesting: $35.00
H
W-2 Income = $3,040
–
125 Options Vest on Feb. 23, 2007
–
409A Value $24.32 (35.00-10.68)
–
125* $24.32 = $3,040
§

Example -
Example -
§409A
§409A
Estimated Impact
Estimated Impact
Federal Ordinary Income Tax      $1060.00    ($3,040 X 35%)
MA Ordinary Income 162.12 ($3,040 X 5.3%)
Subtotal                                        $1,225.12  (Total Tax Rate 40.3%)
§409A Add’l Tax                                608.00
§409A Interest (est)                            81.90
Tax Total with §409A $1,915.02 (Total Rate 63.45%)
Note:
The above example illustrates only one year’s vesting under §409A.
These taxes will be imposed as the options vest each year (e.g., 2007, 2008).
Also, if the stock value is increasing, the taxes will increase as well.

How Do I Participate? How Do I Participate?

Personalized Information
Personalized Information
•
Information has been sent to you via e-mail and
U.S. Postal Service, including FAQs and
election forms, etc.
•
Your
personalized Addendum contains:
• Information regarding your eligible options
• New grant price and cash $$ payment amount

Tender Offer Timeline
Tender Offer Timeline
H
Tender Offer Begins: November 29, 2006
H
Tender Offer Ends:   December 28, 2006
All elections must be received by
5 p.m. Boston Time
December 28, 2006
Late Submissions will NOT be accepted
Limited one time Offer to avoid future
adverse tax consequences

How to Submit Your Election
How to Submit Your Election
Send a pdf’d version via e-mail to
benefits@americantower.com
OR
Submit your form online through the link in the email you
received
OR
Fax to 617-375-7572
OR
Hand deliver to Suzanne Walsh at 116 Huntington Ave
Forms delivered via the US post, any overnight
delivery or interoffice mail will NOT be accepted!

What if I still have questions?
What if I still have questions?
H
Program Specific
Questions
– Live Net Meetings
– Suzanne Walsh
– Brenna Jones
– Aileen Torrance
H
Tax Consequences
Ernst & Young LLP
Susan Goida
Senior Consultant
Performance & Reward
1(888) 566-8663
1(201) 872-5835  -
if calling
from outside the US

Frequently Asked Questions
Frequently Asked Questions
H
40 Questions and Answers detailed in Tender Offer
H
Sample questions:
– Why is American Tower making this offer?
– Who is eligible to participate in this offer?
– Which options are eligible for the Option Consideration in the offer?
– When will I receive my cash payments and amended options?
– What will be the exercise price of my amended options?
– If I hold multiple eligible options, can I choose which options with respect to which I want to accept this offer?
– Can I change my mind and withdraw from this offer?

Tax Advice
Tax Advice
H
Taxation of stock option transactions can be very
complicated.
H
American Tower policy prohibits any employees from
providing personal income tax advice to any other
employee.
H
This presentation is general and you should consult with
your personal tax advisor for advice relevant to your
specific situation.

Circular 230 Disclaimer Notice
Circular 230 Disclaimer Notice
H
If for what ever reason any tax advice was determined to be
included in this presentation, it was not intended or written to be used, and it cannot be used by the taxpayer, for the
purpose of avoiding any penalties that may be imposed by
any governmental taxing authority or agency;
H
Any information provided was written solely to explain the
matter addressed by the presentation; and
H
The taxpayer should seek advice based on the taxpayer’s
particular circumstances from an independent tax advisor.
The information in this presentation was not intended to
constitute tax advice.